EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-77648) pertaining to the Employee Stock Option Plan of Cygne Designs, Inc. and in the Registration Statement (Form S-8 No. 33-77650) pertaining to the Stock Option Plan for Non-employee Directors of Cygne Designs, Inc. of our report dated April 2, 2002 with respect to the consolidated financial statements and schedule of Cygne Designs, Inc. and Subsidiaries, included in The Annual Report (Form 10-K) for the year ended February 2, 2002.



                                                           /S/ ERNST & YOUNG LLP


New York, New York
April 30, 2002